EXHIBIT 99.2

Certification Of Chief Financial Officer Of Ocean Energy, Inc.
Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 Of The Sarbanes–Oxley Act Of 2002

I, William L. Transier, Executive Vice President and Chief Financial Officer of Ocean Energy, Inc. (the “Company”), hereby certify that the Company’s annual report on Form 10–K for the period ended December 31, 2003 and filed with the Securities and Exchange Commission on March 7, 2003 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William L. Transier
Name: William L. Transier
Title: Executive Vice President and
Chief Financial Officer
Date: March 7, 2003